EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 2 to Registration Statement Nos. 333-73618, 333-75228, 333-100791 and 333-101716 of our reports dated August 28, 2009, relating to the financial statements and financial statement schedule of OSI Systems, Inc., and the effectiveness of internal controls over financial reporting, appearing in the Annual Report on Form 10-K of OSI Systems, Inc. for the year ended June 30, 2009.

/s/ Moss Adams LLP

Los Angeles, California

March 9, 2010